Exhibit 11. Computation of Earnings Per Share



                                          THREE MONTHS ENDED                              SIX MONTHS ENDED
                                             JUNE 30, 1998                                  JUNE 30, 1998
                             ---------------------------------------            ------------------------------------
                                             Weighted        Per                             Weighted        Per
                                              Average       Share                             Average       Share
                                Income         Shares      Amount               Income         Shares      Amount
                                ----------   -----------   ---------           ------------  -----------   ---------
  BASIC EARNINGS PER SHARE
     Income available to
     common stockholders            $1,354         2,885       $0.47                $2,794         2,883      $0.97
  Effect of Dilutive Securities
   Stock options                                       7                                               5
   Phantom stock units                                 8                                               8
                                                   ------                                          ------
  Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions        $1,354         2,900       $0.47                $2,794         2,896      $0.97
                                 ==========    ==========   =========          ============  ============  =========


                                          THREE MONTHS ENDED                              SIX MONTHS ENDED
                                             JUNE 30, 1997                                  JUNE 30, 1997
                               -------------------------------------            -----------------------------------
                                             Weighted        Per                             Weighted        Per
                                              Average       Share                             Average       Share
                                Income         Shares      Amount               Income         Shares      Amount
                                -----------  -----------   ---------            ----------   -----------   --------
  BASIC EARNINGS PER SHARE
     Income available to
     common stockholders            $1,202         2,893       $0.42                $2,469         2,890      $0.85
  Effect of Dilutive Securities
   Stock options                                       3                                               4
   Phantom stock units                                 7                                               7
                                                   ------                                          ------
  Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions        $1,202         2,903       $0.41                $2,469         2,901      $0.85
                                  ========     ==========   =========           ===========  ============  =========